Exhibit 10.32

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of the 10th day of April, 2000, by and between FIRST NATIONAL BANK AND TRUST COMPANY, a national banking corporation with its principal office and place of business located in Asheboro, North Carolina (the "Bank") and R. LARRY CAMPBELL (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Bank desires to employ the Employee, the Employee desires to accept employment with the Bank, and each desires to enter into an agreement embodying the terms of such employment;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

         1. Employment. The Bank hereby employs the Employee, and the Employee hereby accepts employment with the Bank, for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in
Section 3 below, and upon the other terms and conditions hereinafter stated.

         2. Term. The term of this Agreement shall commence as of the date hereof and, unless otherwise terminated as hereinafter provided, shall continue for an initial term of three years and shall automatically be extended on each anniversary date of this Agreement for an additional one year period so that the term shall again be three years unless either party notifies the other of its decision not to continue such annual renewal by written notice given not less than 90 days prior to such anniversary date. Notwithstanding the foregoing, there shall be no automatic extension of the term of this Agreement after the sixth anniversary date of this Agreement, but absent written notice from either party in accordance with the previous sentence, this Agreement will be automatically extended on the sixth anniversary date so that the term will again be three years from such date.

         3. Position and Responsibilities. The Employee shall serve as a Senior Vice President and Regional Manager of the Bank for Richmond County, North Carolina and for such other counties in North Carolina as the Bank may designate, or in such other appropriate position and with such duties as the Bank may in the future designate. In such capacity, the Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the principal executive officer of the Bank or his designee. The Employee shall devote substantially all of his business time, attention and services to discharge faithfully and diligently his duties and responsibilities under this Agreement and to use his best efforts for both the successful operation of the Bank's business and the successful implementation of the policies established by the Bank or its parent, FNB Corp. ("FNB").

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         4. Compensation and Benefits. During the term of this Agreement, the
Bank shall provide to the Employee the following compensation and benefits:

         (a) Salary. In consideration of the services to be rendered by the Employee to the Bank and the Employee's covenants hereunder, the Bank shall pay to the Employee a base salary at the rate of $100,000 per annum (such salary as it may be increased from time to time being hereinafter referred to as the "Base Salary"). The Employee shall receive from the Bank a formal review of Employee's performance at least as frequently as annually, and Employee may be considered for merit increases to his Base Salary in accordance with the Bank's policies and practices for employee compensation as established or modified from time to time. Except as may otherwise be agreed, the Base Salary shall be payable in accordance with the Bank's policies and practices for employee compensation as established or modified from time to time; provided that the Base Salary shall be payable not less frequently than monthly. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

         (b) Group Benefit Plans and Programs. The Employee will be entitled to participate, in accordance with the provisions thereof, in any group health, disability and life insurance, and any bonus, pension, retirement and other employee benefit plans and programs made available by the Bank or FNB to their employees generally.

         (c) Supplemental Plans. The Bank shall assume the obligations of Richmond Savings Bank, Inc., SSB (the "Savings Bank") with respect to that Executive Income Plan Deferred Compensation Agreement and Split Dollar Agreement each dated January 1, 1987 and subsequently amended January 1, 1992 (collectively, the "Supplemental Plans") and shall continue the Supplemental Retirement Plans in effect in accordance with the terms thereof; provided, however, that nothing herein shall prohibit the Bank from terminating either or both Supplemental Retirement Plans upon the Employee's voluntary termination of employment or upon a termination for Cause (as defined below).

         (d) Club Dues. The Bank shall pay or reimburse the Employee for the monthly dues and assessments necessary for Employee to maintain the status of an active member of the Richmond Pines Country Club.

         (e) Vacation. The Employee shall be entitled to such vacation and other leave as may be provided by the Bank or FNB to their employees in similar positions generally; provided, however, that, to the extent that the amount of vacation and other leave to which the Employee is entitled is related to the Employee's years of service to the Bank or FNB, the Employee shall be given credit for each year of service as an employee of the Savings Bank.

         (f) Automobile. The Bank shall provide the Employee with a suitable vehicle for his exclusive use in the discharge of his duties hereunder and shall pay all operating and service expenses, including automobile insurance, related to such vehicle. Any personal use of such

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vehicle by the Employee will be appropriately accounted for and reported as additional compensation.

         (g) Business Expenses. The Bank shall reimburse the Employee for any reasonable out-of-pocket business and travel expenses incurred by the Employee in the ordinary course of performing his duties for the Bank upon presentation by the Employee, from time to time, of appropriate documentation therefor and in accordance with the Bank's policies and practices as established or modified from time to time.

         (h) Convention Attendance. The Bank shall pay all registration, travel, accommodation and meal expenses for the Employee and his spouse to attend the annual convention of the North Carolina Bankers Association each year.

         5. Termination. The Employee's term of employment under this Agreement may be terminated before the end of the initial term or any extension thereof as follows:

         (a) Death. In the event of the death of the Employee during his employment under this Agreement, this Agreement shall be terminated as of the date of death. In such event, the Bank shall pay the Employee's Base Salary, at the rate in effect at the time of his death and through the last day of the calendar month in which such death occurs, to the Employee's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Employee. Any rights and benefits the Employee's estate or any other person may have under employee benefit plans and programs of the Bank or any benefit plans or agreements of Richmond Savings Bank, Inc., SSB ("Richmond Savings") or Carolina Fincorp, Inc. ("Carolina") that are assumed by the Bank or FNB in the event of the Employee's death shall be determined in accordance with the terms of such plans and programs.

         (b) Long-Term Disability. If the Employee suffers any disability while employed under this Agreement that prevents him from performing his duties under this Agreement for a period of 90 consecutive days, then, unless otherwise then agreed in writing by the parties hereto, the employment of the Employee under this Agreement shall, at the election of the Bank, be terminated effective as of the ninetieth day of such period. Upon termination of the Employee's employment by reason of disability under this Section 5(b), the Employee shall be entitled to receive his Base Salary, at the rate in effect on the date of such termination, less any disability insurance payments paid to the Employee on a policy maintained for the benefit of the Employee by the Bank or FNB, through the end of the then current term of this Agreement. Any rights and benefits the Employee may have under employee benefit plans and programs of the Bank or any benefit plans or agreements of Richmond Savings or Carolina that are assumed by the Bank or FNB in the event of the Employee's disability shall be determined in accordance with the terms of such plans and programs.

         For purposes of this Agreement, "disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of the Employee to perform his customary or other comparable duties with the Bank. In the event that the Employee and the Bank are unable to agree as to whether the Employee is suffering a disability, the Employee and

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the Bank shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether the Employee is suffering a disability shall be based upon the determination of a majority of the three physicians. The Bank shall pay the reasonable fees and expenses of all physicians selected pursuant to this Section 5(b).

         (c) Termination for Cause. Nothing herein shall prevent the Bank from terminating the Employee's employment at any time for Cause (as hereinafter defined). Upon termination for Cause, the Employee shall receive his Base Salary only through the date that such termination becomes effective. Neither the Employee nor any other person shall be entitled to any further payments from the Bank, for salary or any other amounts. Notwithstanding the foregoing, any rights and benefits the Employee may have under employee benefit plans and programs of the Bank or any benefit plans or agreements of Richmond Savings or Carolina that are assumed by the Bank or FNB following a termination of the Employee's employment for Cause shall be determined in accordance with the terms of such plans, agreements and programs. For purposes of this Agreement, termination for Cause shall mean termination by the Bank of the Employee's employment as a result of (i) an intentional, willful and continued failure by the Employee to perform his duties in the capacities indicated above (other than due to disability); (ii) an intentional, willful and material breach by the Employee of his fiduciary duties of loyalty and care to the Bank; (iii) an intentional, willful and knowing violation by the Employee of any provision of this Agreement; (iv) a conviction of, or the entering of a plea of nolo contendere by the Employee for any felony or any crime involving fraud or dishonesty, or (v) a willful and knowing violation of any material federal or state banking law or regulation applicable to the Bank or the occurrence of any event described in
Section 19 of the Federal Deposit Insurance Act or any other act or event as a result of which the Employee becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Bank's affairs by any regulatory authority having jurisdiction over the Bank or FNB.

         (d) Termination Other Than For Cause. The Bank may terminate the Employee's employment under this Agreement at any time upon 90 days written notice to the Employee for whatever reason it deems appropriate, or for no reason. In the event such termination by the Bank occurs and is not due to death as provided in Section 5(a) above or for Cause as provided in Section 5(c) above, the Bank shall continue the Employee's Base Salary, at the rate in effect at the time of such termination through the end of the then current term of this Agreement. Such salary continuation shall be subject to all applicable federal and state withholding taxes. Any rights and benefits the Employee may have under employee benefit plans and programs of the Bank or FNB or under any benefit plans or agreements of Richmond Savings or FNB that are assumed by the Bank or FNB following a termination of the Employee's employment pursuant to this
Section 5(d) shall be determined in accordance with the terms of such plans, agreements and programs. In addition to and notwithstanding the foregoing, in the event of a termination pursuant to this Section 5(d), the Bank shall continue to provide to the Employee either the benefits to which the Employee is entitled under this Agreement or the economic equivalent thereof for the remainder of the term of this Agreement.

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         (e) At the Employee's Option. The Employee may terminate his employment at any time upon at least 60 days advance written notice to the Bank; provided, however, that the Bank, in its discretion, may cause such termination to be effective at any time during such notice period. In the event of such a voluntary termination of employment, the Employee will be entitled to receive only any earned but unpaid Base Salary and the other benefits of this Agreement through the date on which the Employee's termination becomes effective. Notwithstanding the foregoing, any rights and benefits the Employee may have under employee benefit plans and programs of the Bank or any benefit plans or agreements of Richmond Savings or Carolina that are assumed by the Bank or FNB following a voluntary termination of the Employee's employment pursuant to this
Section 5(e) shall be determined in accordance with the terms of such plans, agreements and programs.

         6. No Solicitation of Change in Control. The Employee will not solicit, counsel or encourage any acquisition, merger or other change in control of FNB or the Bank without the prior written approval of the Board of Directors of the Bank or FNB. A violation of this Section 6 shall be deemed to constitute a forfeiture by the Employee of all of his rights under Section 5(d) hereof.

         7. Noncompetition Covenant; Nonsolicitation. For purposes of this
Section 7 and the following Sections 8 through 12, "Bank" shall mean the Bank, FNB and/or any of its subsidiaries.

         (a) For a period commencing on the date hereof and continuing until (i) one (1) year after the date of expiration of the term hereof or the date that any termination of the Employee's employment under this Agreement becomes effective or (ii) the last day of the period after the date that any termination of the Employee's employment under this Agreement becomes effective in which the Employee is entitled to receive any Base Salary pursuant to Section 5 hereof, whichever is later, the Employee will not, directly or indirectly:

                  (i) own any interest in, manage, operate, control, be employed by, render consulting or advisory services to, or participate in or be connected with the management or control of any business that is then engaged in the operation of a bank, savings bank, credit union, mortgage company, savings and loan association or similar financial institution that conducts any of its operations within 60 miles of Rockingham, North Carolina; provided, however, that the Employee may, without violating this Agreement, own as a passive investment not in excess of two percent (2%) of the outstanding capital stock of any such business whose stock is publicly traded or quoted on the NASDAQ over-the-counter market, the New York Stock Exchange, the American Stock Exchange, the National Daily Quotation System "Pink Sheets" or the OTC Bulletin Board;

                  (ii) influence or attempt to influence any customer of the Bank to discontinue its use of the Bank's services or to divert such business to any other person, firm or corporation;

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                  (iii) interfere with, disrupt or attempt to disrupt the
         relationship, contractual or otherwise, between the Bank and any of its respective customers, suppliers, principals, distributors, lessors or licensors; and

                  (iv) solicit any officer or employee of the Bank, whose base annual salary at the time of the Employee's termination was $20,000 or more, to work for any other person, firm or corporation.

         (b) It is expressly agreed that the provisions and covenants in this
Section 7 shall not apply and shall be of no force or effect in the event that the Bank fails to honor its obligations hereunder.

         (c) The Employee and the Bank intend that Section 7 of this Agreement be enforced as written. However, if one or more of the provisions contained in
Section 7 shall for any reason be held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the Employee and the Bank agree that the court making such determination shall have the power to reform the duration, scope and/or area of such provision and in its reformed form such provision shall then be enforceable and shall be binding on the parties.

         8. Confidentiality. The Employee hereby acknowledges and agrees that
(i) in the course of his service as an employee of the Bank, he will gain substantial knowledge of and familiarity with the Bank's customers and its dealings with them, and other information concerning the business of the Bank, all of which constitute valuable assets and privileged information that is particularly sensitive due to the fiduciary responsibilities inherent in the banking business; and (ii) to protect the interest in and to assure the benefit of the business of the Bank, it is reasonable and necessary to place certain restrictions on the Employee's ability to disclose information about the business and customers of the Bank. For that purpose, and in consideration of the agreements contained herein, the Employee covenants and agrees that any and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (financial or otherwise) relating to the Bank and its business, regulatory examinations, financial results and condition, lending and deposit operations, customers (including lists of the customers and information regarding their accounts and business dealings with the Bank), policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are proprietary to the Bank and are valuable, special and unique assets of the business to which the Employee will have access during his employment hereunder. The Employee shall consider, treat and maintain all Confidential Information as the confidential, private and privileged records and information of the Bank. Further, at all times during the term of his employment and following the termination of his employment under this Agreement for any reason, and except as shall be required in the course of the performance by the Employee of his duties on behalf of the Bank or otherwise pursuant to the direct, written authorization of the Bank, the Employee will not divulge any Confidential Information to any other person, firm, corporation, bank,

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savings and loan association or similar financial institution, remove any such
Confidential Information in written or other recorded form from the Bank's premises, or make any use of the Confidential Information for his own purposes or for the benefit of any person, firm, corporation, bank, savings and loan association or similar financial institution other than the Bank. However, following the termination of the Employee's employment with the Bank, this
Section 8 shall not apply to any Confidential Information which then is in the public domain (provided that the Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without the Bank's consent), or which is obtained by the Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information.

         9. Remedies Upon Breach. Each party agrees that any breach of this Agreement by either party could cause irreparable damage to the other party and that in the event of such breach the other party shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of the obligations of the breaching party hereunder, without the necessity of posting a bond, plus the recovery of any and all costs and expenses incurred by the enforcing party, including reasonable attorneys' fees in connection with the enforcement of this Agreement, provided that the enforcing party shall have been successful on the merits or otherwise in any proceeding related to the enforcement thereof.

         10. Acknowledgments. The Employee hereby acknowledges that the enforcement of Sections 7 and 8 of this Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Bank, and that the restrictions set forth in Sections 7 and 8 of this Agreement are reasonable as to time, scope and territory and in all other respects.

         11. Tolling Period. In the event the Employee breaches any of the provisions contained herein and the Bank seeks compliance with such provisions by judicial proceedings, the time period during which the Employee is restricted by such provisions shall be extended by the time during which the Employee has actually competed with the Bank or been in violation of any such provision and any period of litigation required to enforce the Employee's obligations under this Agreement.

         12. Termination of Previous Employment Agreement. The Employee specifically agrees that the Employment Agreement dated November 22, 1996, as the same may have been amended, by and between the Employee and the Savings Bank hereby is terminated and shall be of no further force or effect, and the Employee hereby waives any and all of his rights, and releases the Bank and the Savings Bank from any and all obligations, under such agreement.

         13. Severability. In case any one or more of the provisions contained in this Agreement for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

         14. Consent and Waiver by Third Parties. The Employee hereby represents and warrants that his employment with the Bank on the terms and conditions set forth herein and his execution

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and performance of this Agreement do not constitute a breach or violation of any other agreement, obligation or understanding with any third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevents the full performance of his duties and obligations hereunder.

         15. Waivers and Modifications. This Agreement may be modified, and the rights and remedies of any provision hereof may be waived, only in accordance with this Section 15. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         16. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Bank shall have the right to assign this Agreement to FNB or any of its subsidiaries or to its successors under law, and the rights and obligations of the Bank under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Bank.

         17. Notices. All notices hereunder shall be (i) delivered by hand, (ii) sent by first-class certified mail, postage prepaid, return receipt requested,
(iii) delivered by overnight commercial courier, or (iv) transmitted by telecopy or facsimile machine, to the following address of the party to whom such notice is to be made, or to such other address as such party may designate in the same manner provided herein:

         If to the Bank:

                  FNB Corp.
                  Attention:  Mr. Michael C. Miller, President
                  101 Sunset Avenue
                  Asheboro, North Carolina 27203

                  With copy to:

                  Schell Bray Aycock Abel & Livingston P.L.L.C.
                  Attention: Dan T. Barker, Jr.
                  230 North Elm Street
                  1500 Renaissance Plaza
                  Greensboro, North Carolina 27420

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         If to the Employee, to his last address as shown on the personnel records of the Bank.

                  With copy to:

                  Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P
                  Attention: Edward C. Winslow III
                  2000 Renaissance Plaza
                  230 North Elm Street
                  Greensboro, North Carolina  27401

         18. Survival of Obligations. The Employee's obligations under Sections 7 through 12 of this Agreement shall survive the termination of his employment with the Bank regardless of the manner of such termination and shall be binding upon his heirs, executors and administrators. The existence of any claim or cause of action by Employee against the Bank or FNB shall not constitute and shall not be asserted as a defense to the enforcement by the Bank of this Agreement.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of North Carolina.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            FIRST NATIONAL BANK
                                            AND TRUST COMPANY


                                            By: /s/  Michael C. Miller
                                                --------------------------
                                            Title: Chairman and President


                                            /s/  R. Larry Campbell        (SEAL)
                                            ------------------------------
                                            R. Larry Campbell


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